Exhibit 99.1

Crinetics Announces Positive Topline Results from Phase 2 Trial of Paltusotine for the Treatment of Carcinoid Syndrome

Paltusotine Treatment Demonstrated Rapid and Sustained Reductions in Frequency and Severity of Flushing Episodes and Bowel Movements

Paltusotine was Generally Well-Tolerated and Showed an Overall PK Profile Consistent with Prior Studies

Results Confirm Initial Positive Data Previously Reported

Management to Host a Conference Call Today at 4:30 p.m. Eastern Time

SAN DIEGO – March 12, 2024 –Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) a clinical stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors, today announced positive topline results from its open-label Phase 2 carcinoid syndrome study of paltusotine, an oral, once-daily investigational compound being developed for the treatment of acromegaly and carcinoid syndrome.

“We are very pleased that these results from our Phase 2 study of paltusotine in carcinoid syndrome confirm our decision to move expeditiously toward Phase 3,” said Scott Struthers, Ph.D., founder and chief executive officer of Crinetics. “These results highlight the potential of paltusotine to deliver significant benefits to patients living with the debilitating symptoms of carcinoid syndrome. We plan to engage with the FDA to align on a Phase 3 study design and have begun preparations to enable the initiation of a Phase 3 program by the end of the year.”

Key Highlights from the Phase 2 Study:

The Phase 2 trial was a randomized, open-label, parallel group, multi-center study evaluating the safety, tolerability, pharmacokinetics, and efficacy of paltusotine in people living with carcinoid syndrome. A total of 36 participants were randomized to receive either 40 mg (n=18) or 80 mg (n=18) of paltusotine for 8 weeks, with the ability to dose titrate based on tolerability or inadequate control of symptoms during the first four weeks of treatment. Six participants in the 40 mg group increased their dose to 80 mg, and 3 participants in the 80 mg group increased to 120 mg. Thirty patients completed the randomized treatment phase, with 1 patient from the 40 mg group and 5 patients from the 80 mg group discontinuing treatment. Twenty-six of the 30 participants who completed the randomized treatment phase enrolled in the long-term extension phase of the study.

Results demonstrated:

•	Rapid and sustained reductions in flushing episodes and bowel movement (BM)

•	63% reduction in mean flushing frequency for patients with >1/day at baseline (n=24; p<0.0001)

•	60% reduction in mean excess BM frequency (defined as daily bowel movements above the upper limit of normal, 3/day) in patients with >3/day at baseline (n=16; p=0.02)

•	61% reduction in mean flushing severity (n=31; p<0.0001) and 64% reduction in mean BM urgency (n=31; p<0.0001)

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Reductions in frequency and severity of symptoms were observed within 2 weeks of paltusotine treatment and sustained through 8 weeks in both naïve/untreated patients and those switching from prior somatostatin receptor ligand (SRL) therapy

•	Overall pharmacokinetic profile of paltusotine in patients with carcinoid syndrome was consistent with expectations from healthy volunteers

•	Paltusotine was generally well-tolerated with a safety profile consistent with prior clinical studies:

•	There were no treatment related severe or serious adverse events (AEs)

•	The most frequently reported AEs included diarrhea, abdominal pain, nausea and headache

•	AE findings were similar across 40 mg and 80 mg dosing groups

•	Levels of biomarkers serotonin and 5HIAA provide additional evidence of paltusotine activity in carcinoid syndrome

“I am excited about the clinical improvements that paltusotine demonstrated for patients with carcinoid syndrome in this study,” said Aman Chauhan, M.D., Sylvester Comprehensive Cancer Center, University of Miami and an investigator on the study. “There is a critical need for better treatment options for patients with neuroendocrine tumors who experience carcinoid syndrome. The results from this study of paltusotine are highly encouraging and I look forward to the next stage in its development.”

Data Review Conference Call

Crinetics will hold a conference call and live webcast today, Tuesday, March 12 at 4:30 p.m. Eastern Time to discuss the results from the Phase 2 study. To participate, please dial 1-888-886-7786 (domestic), 1-416-764-8658 (international), or request a callback here and refer to conference ID 02300008. To access the webcast, click here. Following the live event, a replay will be available on the Investors section of the Company’s website.

About the Phase 2 Study

The Phase 2 study is a randomized, open-label, parallel group, multi-center study evaluating the safety, tolerability, pharmacokinetics and efficacy of paltusotine in people living with carcinoid syndrome. This study consists of a randomized treatment phase followed by a long-term extension phase. A total of 36 patients with documented carcinoid syndrome requiring medical therapy were randomized to receive either 40 mg or 80 mg of daily oral paltusotine for 8 weeks. For additional information, please visit clinicaltrials.gov (NCT05361668).

About Carcinoid Syndrome

Carcinoid syndrome is found in approximately 20% of patients with neuroendocrine tumors (NETs). NETs are a rare, slow-growing type of cancer that arise most often in the digestive tract. When these tumors metastasize to the liver, carcinoid syndrome can occur and is most commonly characterized by diarrhea and flushing. While injectable depot somatostatin receptor ligand (SRL) therapies are mainstay treatments for carcinoid syndrome, these injections are associated with considerable treatment burden and offer inadequate relief of carcinoid syndrome symptoms for many patients.

About Paltusotine

Paltusotine is the first oral, once-daily selectively-targeted somatostatin receptor type 2 (SST2) agonist and is currently in investigational Phase 3 studies for acromegaly and a Phase 2 study for carcinoid syndrome. It was designed by the Crinetics’ discovery team to provide an efficacious and convenient once-daily option for people living with acromegaly and carcinoid syndrome. In Phase 2 studies and the recently completed PATHFNDR-1 Phase 3 study, paltusotine maintained IGF-1 levels in acromegaly patients who switched from monthly injectable medications to paltusotine. IGF-1 is the primary biomarker endocrinologists use to manage acromegaly patients. Results from the Phase 2 study in carcinoid syndrome further support paltusotine’s potential use beyond acromegaly.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors. Paltusotine, an investigational, first-in-class, oral somatostatin receptor type 2 (SST2) agonist, is in Phase 3 clinical development for acromegaly and in Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics has demonstrated pharmacologic proof-of-concept in a Phase 1 clinical study for CRN04894, an investigational, first-in-class, oral ACTH antagonist, that is currently in Phase 2 clinical studies for the treatment of congenital adrenal hyperplasia and Cushing’s disease. All of the company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts, including additional discovery programs addressing a variety of endocrine conditions such as hyperparathyroidism, polycystic kidney disease, Graves’ disease, thyroid eye disease, diabetes and obesity.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the plans and timelines for the clinical development of paltusotine and CRN04894, including the therapeutic potential and clinical benefits or safety profile thereof; plans and timing for sharing the full results of the Phase 2 study of paltusotine in carcinoid syndrome with the FDA to align on and design a Phase 3 program; plans and timing to further develop paltusotine in carcinoid syndrome or to conduct Phase 3 studies of paltusotine in carcinoid syndrome; the potential benefits of CRN04894 in patients with Congenital Adrenal Hyperplasia or Cushing’s disease and the expected plans and timing for data from ongoing clinical studies; the potential for any of our ongoing clinical studies to show safety or efficacy; the potential for our discovery program for endocrine diseases including hyperparathyroidism, polycystic kidney disease, Graves’ disease, thyroid eye disease, diabetes and obesity to progress to drug candidates and show safety or efficacy and our plans to identify and create new drug candidates for additional diseases. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, without limitation, topline results that we report may change following a more comprehensive review of the data related to the clinical studies and such data may not accurately reflect the complete results of a clinical study, the possibility of unfavorable new clinical data and further analyses of existing clinical data, and the FDA and other regulatory authorities may not agree with our interpretation of such results; and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:

Corey Davis

LifeSci Advisors

cdavis@lifesciadvisors.com

(212) 915-2577

Media:

Natalie Badillo

Head of Corporate Communications

nbadillo@crinetics.com

(858) 345-6075